Exhibit 5.1

LEGAL DEPARTMENT

December 20, 2006

Elbit Systems Ltd.
Advanced Technology Center
Haifa, 31053 Israel

Ladies and Gentlemen:

        I have acted as counsel to Elbit Systems Ltd., a corporation incorporated under the laws of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) being filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 2,500,000 of Ordinary Shares (the “Shares”), par value NIS 1.0 per share (“Ordinary Shares”), to key employees of the Company and its wholly-owned subsidiaries issuable upon exercise of options that may from time to time after the date hereof be, granted by the Company under its 2007 Stock Option Plan (the “Plan”).

        In my capacity as counsel to the Company, I have examined originals or copies, satisfactory to me, of the Company’s (i) Restated Memorandum of Association, (ii) Restated Articles of Association, and (iii) resolutions of the Company’s Board of Directors. I have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies or facsimiles. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates of officers or other representatives of the Company. I have also assumed that the Plan will be approved by the Company's shareholders at an extraordinary general meeting as provided for in the Company's Proxy Statement dated December 7, 2006. As an attorney admitted to practice law in the State of Israel, the opinion expressed herein is expressly limited to the laws of the State of Israel. Please note that I am Corporate Vice President and General Counsel of the Company.

        On the basis of the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the Plan and the options upon exercise of which they become issuable, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ David Block Temin David Block Temin, Advocate Corporate Vice President and General Counsel